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                                   Exhibit 22

Subsidiaries of Registrant

         The Company owns all of the outstanding stock of the subsidiaries listed below, each of which is included in the Consolidated Financial Statements of the Company. All other former subsidiaries of the Company were either merged with and into the Company or a subsidiary of the Company listed below.

         Name                                         State of Incorporation
         ----                                         ----------------------

Fawn Hollow, Inc.                                        Pennsylvania

FPA Mortgage Corporation                                 Florida

FPA Mortgage Investments, Inc.                           Florida

FPA Voorhees, Inc.                                       New Jersey

Orleans Construction Corporation                         Pennsylvania

Orleans Corporation                                      Pennsylvania

Orleans Corporation of New Jersey                        New Jersey

Orleans Property Management Services Corp.               Pennsylvania

Quaker Sewer, Inc.                                       Pennsylvania

Timber Glen, Inc.                                        New Jersey

Versailles at Europa, Inc.                               New Jersey